Assured Guaranty Completes Business Combination of Asset Management Business with Sound Point Capital Management Assured Guaranty Becomes 30% Owner of Combined Asset Management Entity; Expects Transaction to be Immediately Accretive to its EPS, ROE and BVPS Combined Entity’s CLO Asset Management Business to Become World’s Fifth Largest HAMILTON, Bermuda—July 3, 2023—Assured Guaranty Ltd. (NYSE:AGO) (together with its subsidiaries, Assured Guaranty) today announced the completion of the combination of substantially all of Assured Guaranty’s asset management business (other than Assured Healthcare Partners LLC (AHP)) with Sound Point Capital Management, L.P. (Sound Point). As part of the transaction, Assured Guaranty has contributed its entire equity interest in Assured Investment Management LLC and, with certain AHP-related exceptions, its related asset management entities (collectively, AssuredIM) to Sound Point, effective July 1, 2023. In addition, the investment agreement under which U.S. insurers Assured Guaranty Municipal Corp. and Assured Guaranty Corp. engaged Sound Point as their sole alternative credit manager to invest $1 billion over time in alternative credit strategies managed by Sound Point, is now effective; this amount includes the approximately $400 million that was previously managed by AssuredIM. Assured Guaranty received a 30% ownership interest in Sound Point’s combined business, subject to potential post-closing adjustments. Assured Guaranty expects the transaction to be immediately accretive to its earnings per share, return on equity and book value per share, as well as its adjusted operating shareholders’ equity per share and adjusted book value per share.1 With the combination of assets, Sound Point becomes the fifth largest global CLO manager by AUM.2 “As we said when we first announced this arrangement in April of this year, we expect this transaction to significantly benefit both Assured Guaranty and Sound Point and to be accretive to Assured Guaranty’s shareholders. Our investment in Sound Point should provide significant incremental value as we expect the combined business will benefit from Sound Point’s scaled investment platform, as well as both firms’ established distribution channels and well-earned reputations for generating attractive returns for their investors,” said Dominic Frederico, President and CEO of Assured Guaranty. Mr. Frederico added, “Our 30% investment in the combined firm advances our earnings diversification strategy through a compelling asset management business that we believe will grow and generate significant net income and free cash flow. We believe that Sound Point’s proven track record managing investments will be strengthened by the addition of AssuredIM.”

2 Mr. Frederico has joined the Sound Point Board of Managers. About Assured Guaranty Ltd. Assured Guaranty Ltd. is a publicly traded Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and non-U.S. public finance, infrastructure and structured finance markets, and also provides asset management services. More information on Assured Guaranty can be found at: AssuredGuaranty.com. About Sound Point Capital Management, LP Sound Point is an alternative asset management firm founded in 2008 with particular expertise in credit strategies. Based in New York, with offices in London, Florida and Connecticut, the firm manages money on behalf of institutional investors including top-tier pensions, foundations, insurance companies, wealth management firms and family offices. Sound Point’s strategies span the spectrum of liquid and illiquid credit alternatives and include funds and managed accounts focused on leveraged loans, special situations, distressed debt, structured credit, direct lending and commercial real estate. Five principals of Stone Point Capital LLC, as well as Dyal Capital Partners, a division of Blue Owl Capital Inc. [NYSE: OWL], are also strategic investors in its business. For more information, please visit Sound Point’s website at www.soundpointcap.com.   1. Adjusted operating shareholders’ equity per share and adjusted book value per share are non-GAAP measures. For a definition and explanation of these non-GAAP measures, please see AGL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, pages 104-105. 2. Source: CreditFlux CLO manager rankings as of March 31, 2023. Cautionary Statement Regarding Forward-Looking Statements Any forward-looking statements made in this press release reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, the possibility that investments made by Assured Guaranty Municipal Corp. and Assured Guaranty Corp. for its investment portfolio, including in alternative credit strategies, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; the impacts of the announcement and the completion of Assured Guaranty’s transaction with Sound Point on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the business contributed to Sound Point and its relationships with its clients and employees; the possibility that the transaction with Sound Point does not result in the benefits anticipated or subjects Assured Guaranty and/or its shareholders to negative consequences; difficulties executing Assured Guaranty’s business strategy; and other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of July 3, 2023. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investor Relations: Robert Tucker, +1 212-339-0861 Senior Managing Director, Investor Relations and Corporate Communications rtucker@agltd.com Media Relations: Ashweeta Durani, +1 212-408-6042 Vice President, Corporate Communications adurani@agltd.com